Exhibit 3.285

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION

(CERTIFIED COPY)

PDC DISPOSAL CO., INC.

0100913039

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department a Certificate of Incorporation on October 8th, 2003 and that the attached is a true copy of this document as the same is taken from and compared with the original(s) filed in this office and now remaining on file and of record.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 2nd day of November, 2012

Andrew P Sidamon-Eristoff

State Treasurer

Certificate of Incorporation of PDC Disposal Co., Inc.

This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the “New Jersey Business Corporation Act.”

14A:2-7(1)(a) 1. The name of the corporation is PDC DISPOSAL CO., INC.

14A:2-(1) (g) 2. The address (and zip code) of this corporation’s initial registered office is

287 Bloomfield Avenue, Caldwell, New Jersey, 07006.

and the name of this corporation’s initial registered agent at such address is

John A. Gonnella, Esq.

14A:2-7(1)(b) 3. The purposes for which this corporation is organized are:

To engage in any activity within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act.” N.J.S. 14A:1-1 et seq.

A.	To engage in the business of and to act as general contractor for the trucking of solid waste from transfer stations, material recovery facilities and landfills.

B.	To operate and conduct a solid waste trucking business with all its purposes of any and all descriptions.

C.	To make estimates upon, bid for public or quasi public entities, procure, perform and carry out contracts for the business of trucking-solid waste.

D.	To acquire, by purchase, lease or otherwise, lands and interest in lands with a purpose of the solid waste trucking business.

E.	To manufacture, purchase, rent and dispose of all machinery, tools and apparatus necessary or convenient in the operation of the business of trucking solid waste.

F.	To act as general contractors, builders, pavers, wreckers, concrete breakers, excavators and contractors; and to improve and to raise, tear down, rebuild, repair, restore, remodel, alter and fireproof homes and buildings of every kind and description and parts thereof and appurtenances thereto, and all other structures.

14A:2-7(1)(c) 4. The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) Shares, no par value.

Article 3 (continued):

G.	To acquire, by purchase, lease or otherwise, lands and interest in lands, and to own, hold, improve, develop and manage any and all real estate so acquired, and to erect or cause to be erected, on any lands owned, held or occupied by the corporation, buildings or other structures, with their appurtenances and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on any lands so owned, held or occupied and to encumber or dispose of any lands or interests in lands, and any buildings or other structures, and any stores, shops, suites, rooms or part of any buildings or other structures at any time owned or held by the corporation.

4A:2-7(1)(b) 5. The first Board of Directors of this corporation shall consist of One (1) Director(s) and the name and address of each person who is to serve as such Director is:

Name	Address	Zip Code

Ronald C. Banko	109-113 Jacobus Avenue Kearny, New Jersey, 07032

14A:2-7(1)(g)6. The name and addressee of each incorporator is:

Name	Address	Zip Code

Ronald C. Banko	109-113 Jacobus Avenue Kearny, New Jersey, 07032

In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 15th day of September 19 2003

RONALD C. BANKO, Incorporator.

Certificate of Incorporation of PDC DISPOSAL CO., INC.

FORWARDED FOR RECORDING AND FILING

BY: (INCLUDE ADDRESS AND ZIP CODE)

JOHN A. GONNELLA, ESQ.

287 Bloomfield Avenue

Caldwell, New Jersey 07006

(973) 226-0027